SLM Student Loan Trust 2005-1 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/27/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		1/27/05 *	Activity	3/31/2005

A	i	Portfolio Balance	$1,504,709,258.98	$(79,675,232.99)	$1,425,034,025.99
	ii	Interest to be Capitalized	13,956,010.27		15,987,677.37

	iii	Total Pool	$1,518,665,269.25		$1,441,021,703.36

	iv	Specified Reserve Account Balance	3,813,368.00		3,602,554.26
	vi	Total Adjusted Pool	$1,522,478,637.25		$1,444,624,257.62

B	i	Weighted Average Coupon (WAC)	3.237%		3.200%
	ii	Weighted Average Remaining Term	124.45		123.12
	iii	Number of Loans	469,674		452,584
	iv	Number of Borrowers	224,931		220,739
	v	Aggregate Outstanding Principal Balance - T-Bill	$150,042,036.42		$141,277,790.87
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,375,305,104.49		$1,299,743,912.49

						% of		% of
C	Notes			Spread	Balance 1/27/05	O/S Securities	Balance 4/25/05	O/S Securities

	i	A-1 Notes	78442GNN2	0.010%	$1,106,000,000.00	71.790%	$1,027,192,146.47	70.269%
	ii	A-2 Notes	78442GNP7	0.080%	388,382,000.00	25.210%	388,382,000.00	26.569%
	iii	B Notes	78442GNQ5	0.200%	46,218,000.00	3.000%	46,218,000.00	3.162%

	iv	Total Notes			$1,540,600,000.00	100.000%	$1,461,792,146.47	100.000%

D	Reserve Account		1/27/2005	4/25/2005

	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$3,813,368.00
	iii	Specified Reserve Acct Balance ($)	$3,813,368.00	$3,602,554.26
	iv	Reserve Account Floor Balance ($)	$1,525,348.00	$1,525,348.00
	v	Current Reserve Acct Balance ($)	$3,813,368.00	$3,602,554.26

E	Asset/Liability		1/27/2005	4/25/2005

	i	Total Adjusted Pool	$1,522,478,637.25	$1,444,624,257.62
	ii	Total Outstanding Balance Notes	$1,540,600,000.00	$1,461,792,146.47
	iii	Difference	$(18,121,362.75)	$(17,167,888.85)
	iv	Parity Ratio	0.98824	0.98826

* Section I.A. data as of 1/27/05, the settlement date. Section I.B. data as of 1/13/05, the statistical cutoff date

II. 2005-1 Transactions from: 1/28/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$80,169,920.66
	ii	Principal Collections from Guarantor	293,904.89
	iii	Principal Reimbursements	281,032.29
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$80,744,857.84

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$62,753.40
	ii	Capitalized Interest	(1,132,378.25)

	iii	Total Non-Cash Principal Activity	$(1,069,624.85)

C	Total Student Loan Principal Activity		$79,675,232.99

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,778,339.41
	ii	Interest Claims Received from Guarantors	2,581.66
	iii	Collection Fees/Returned Items	17,956.44
	iv	Late Fee Reimbursements	155,548.16
	v	Interest Reimbursements	3,943.17
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$2,958,368.84

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(7,227.98)
	ii	Capitalized Interest	1,132,378.25

	iii	Total Non-Cash Interest Adjustments	$1,125,150.27

F	Total Student Loan Interest Activity		$4,083,519.11

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-1 Collection Account Activity 1/28/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$13,466,618.60
	ii	Consolidation Principal Payments	66,997,206.95
	iii	Reimbursements by Seller	42,424.96
	iv	Borrower Benefits Reimbursements	6,880.98
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	231,726.35

	vii	Total Principal Collections	$80,744,857.84

B	Interest Collections
	i	Interest Payments Received	$2,455,071.54
	ii	Consolidation Interest Payments	325,849.53
	iii	Reimbursements by Seller	(3.34)
	iv	Borrower Benefits Reimbursements	713.29
	v	Reimbursements by Servicer	30.95
	vi	Re-purchased Interest	3,202.27
	vii	Collection Fees/Return Items	17,956.44
	viii	Late Fees	155,548.16

	ix	Total Interest Collections	$2,958,368.84

C	Other Reimbursements		$33,838.71

D	Reserves in Excess of the Requirement		$210,813.74

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$223,079.41

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Initial Deposits into Collection Account		$7,331,871.66

J	TOTAL AVAILABLE FUNDS		$91,502,830.20

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,306,439.99)

K	NET AVAILABLE FUNDS		$90,196,390.21

L	Servicing Fees Due for Current Period		$1,096,423.43

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,116,423.43

IV. 2005-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	1/13/2005	3/31/2005	1/13/2005	3/31/2005	1/13/2005	3/31/2005	1/13/2005	3/31/2005	1/13/2005	3/31/2005
INTERIM:
In School
Current	2.775%	2.776%	205,932	172,688	43.846%	38.156%	$708,937,390.83	$603,915,714.09	46.893%	42.379%

Grace
Current	0.000%	2.773%	0	33,369	0.000%	7.373%	0.00	105,543,543.94	0.000%	7.406%

TOTAL INTERIM	2.775%	2.776%	205,932	206,057	43.846%	45.529%	$708,937,390.83	$709,459,258.03	46.893%	49.785%
REPAYMENT
Active
Current	3.685%	3.774%	155,160	121,915	33.036%	26.938%	$473,444,845.17	$349,309,024.47	31.316%	24.512%
31-60 Days Delinquent	3.498%	3.725%	31,427	11,348	6.691%	2.507%	94,750,286.57	30,253,820.22	6.267%	2.123%
61-90 Days Delinquent	3.593%	3.544%	14,115	13,235	3.005%	2.924%	35,371,748.20	35,304,283.05	2.340%	2.477%
91-120 Days Delinquent	3.683%	3.475%	7,198	12,836	1.533%	2.836%	18,412,550.63	35,183,659.64	1.218%	2.469%
> 120 Days Delinquent	3.939%	3.691%	4,328	13,925	0.921%	3.077%	12,477,619.15	34,287,955.54	0.825%	2.406%

Deferment
Current	3.271%	3.080%	24,107	36,473	5.133%	8.059%	75,848,281.05	111,645,907.80	5.017%	7.835%

Forbearance
Current	3.864%	3.701%	27,407	36,633	5.835%	8.094%	92,569,796.41	118,908,814.11	6.123%	8.344%

TOTAL REPAYMENT	3.645%	3.621%	263,742	246,365	56.154%	54.435%	$802,875,127.18	$714,893,464.83	53.107%	50.167%
Claims in Process (1)	0.000%	4.185%	0	162	0.000%	0.036%	$0.00	$681,303.13	0.000%	0.048%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.237%	3.200%	469,674	452,584	100.000%	100.000%	$1,511,812,518.01	$1,425,034,025.99	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2005-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.210%	267,554	$746,200,835.99	52.364%
- GSL — Unsubsidized	3.002%	167,775	590,312,815.43	41.424%
- PLUS Loans	4.412%	17,255	88,520,374.57	6.212%
- SLS Loans	0.000%	0	0.00	0.000%

- Total	3.200%	452,584	$1,425,034,025.99	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.160%	332,938	$1,143,378,309.12	80.235%
- Two Year	3.257%	81,806	189,613,305.41	13.306%
- Technical	3.585%	37,835	92,033,364.48	6.458%
- Other	3.107%	5	9,046.98	0.001%

- Total	3.200%	452,584	$1,425,034,025.99	100.000%

*Percentages may not total 100% due to rounding.

VI. 2005-1 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$5,994,220.95
B	Interest Subsidy Payments Accrued During Collection Period	2,193,362.63
C	SAP Payments Accrued During Collection Period	4,178,148.44
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	223,079.41
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$12,588,811.43
G	Interest Rate Cap Payments Due to the Trust

VII. 2005-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.006610536	1/27/05 — 4/25/05	2.70431%
B	Class A-2 Interest Rate	0.006781647	1/27/05 — 4/25/05	2.77431%
C	Class B Interest Rate	0.007074980	1/27/05 — 4/25/05	2.89431%

VIII. 2005-1 Inputs From Initial Period 1/27/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,504,709,258.98
	ii	Interest To Be Capitalized	13,956,010.27

	iii	Total Pool	$1,518,665,269.25
	iv	Specified Reserve Account Balance	3,813,368.00

	vi	Total Adjusted Pool	$1,522,478,637.25

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$1,540,600,000.00

D	Note Balance 1/27/2005		Class A-1	Class A-2	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$1,106,000,000.00	$388,382,000.00	$46,218,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,813,368.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2005-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$90,196,390.21	$90,196,390.21

B	Primary Servicing Fees-Current Month		$1,096,423.43	$89,099,966.78

C	Administration Fee		$20,000.00	$89,079,966.78

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$7,311,252.32	$81,768,714.46
	ii	Class A-2	$2,633,869.50	$79,134,844.96

	iii	Total Class A Interest Distribution	$9,945,121.82

E	Class B Noteholders’ Interest Distribution Amount		$326,991.43	$78,807,853.53

F	i	Class A-1	$78,807,853.53	$0.00
	ii	Class A-2	$0.00	$0.00

	iii	Total Class A Principal Distribution	$78,807,853.53

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

X. 2005-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B
	i	Quarterly Interest Due	$7,311,252.32	$2,633,869.50	$326,991.43
	ii	Quarterly Interest Paid	7,311,252.32	2,633,869.50	326,991.43

	iii	Interest Shortfall	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$95,975,742.38	$0.00	$0.00
	viii	Quarterly Principal Paid	78,807,853.53	0.00	0.00

	ix	Quarterly Principal Shortfall	$17,167,888.85	$0.00	$0.00

	x	Total Distribution Amount	$86,119,105.85	$2,633,869.50	$326,991.43

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$1,540,600,000.00
	ii	Adjusted Pool Balance 3/31/05	1,444,624,257.62

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$95,975,742.38

	iv	Adjusted Pool Balance 1/27/05	$1,522,478,637.25
	v	Adjusted Pool Balance 3/31/05	1,444,624,257.62

	vi	Current Principal Due (iv-v)	$77,854,379.63
	vii	Notes Issued Exceeding Adjusted Pool Balance	18,121,362.75

	viii	Principal Distribution Amount (vi + vii)	$95,975,742.38

	ix	Principal Distribution Amount Paid	$78,807,853.53

	x	Principal Shortfall (viii - ix)	$17,167,888.85

C		Total Principal Distribution	$78,807,853.53
D		Total Interest Distribution	10,272,113.25

E		Total Cash Distributions	$89,079,966.78

F	Note Balances			1/27/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GNN2	$1,106,000,000.00		$1,027,192,146.47
		A-1 Note Pool Factor		1.000000000	(0.071254840)	0.928745160

	ii	A-2 Note Balance	78442GNP7	$388,382,000.00		$388,382,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	B Note Balance	78442GNQ5	$46,218,000.00		$46,218,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$3,813,368.00
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$3,813,368.00
	iv	Required Reserve Account Balance	$3,602,554.26

	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Waterfall	$210,813.74
	vii	Ending Reserve Account Balance	$3,602,554.26

XI. 2005-1 Historical Pool Information

			1/27/05-3/31/05

Beginning Student Loan Portfolio Balance			$1,504,709,258.98

	Student Loan Principal Activity
	i	Regular Principal Collections	$80,169,920.66
	ii	Principal Collections from Guarantor	293,904.89
	iii	Principal Reimbursements	281,032.29
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$80,744,857.84
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$62,753.40
	ii	Capitalized Interest	(1,132,378.25)

	iii	Total Non-Cash Principal Activity	$(1,069,624.85)

(-)	Total Student Loan Principal Activity		$79,675,232.99

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,778,339.41
	ii	Interest Claims Received from Guarantors	2,581.66
	iii	Collection Fees/Returned Items	17,956.44
	iv	Late Fee Reimbursements	155,548.16
	v	Interest Reimbursements	3,943.17
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$2,958,368.84

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(7,227.98)
	ii	Capitalized Interest	1,132,378.25

	iii	Total Non-Cash Interest Adjustments	$1,125,150.27

	Total Student Loan Interest Activity		$4,083,519.11

(=)	Ending Student Loan Portfolio Balance		$1,425,034,025.99
(+)	Interest to be Capitalized		$15,987,677.37

(=)	TOTAL POOL		$1,441,021,703.36

(+)	Reserve Account Balance		$3,602,554.26

(=)	Total Adjusted Pool		$1,444,624,257.62

XII. 2005-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-05	$1,441,021,703	17.91%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.